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                                                                 EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement Number 333-35703 of Fleming Companies, Inc. and subsidiaries on Form S-4 of our report on the consolidated financial statements and financial statement schedule of Fleming Companies, Inc. and subsidiaries dated March 4, 1997 (March 26, 1997 as to the second paragraph of the Subsequent Events note) appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
December 18, 1997